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                                                                Exhibit 3.5

                             CERTIFICATE OF CHANGE
                                       OF
                        CONCORD FINANCIAL SERVICES, INC.
             (under Section 805-A of the Business Corporation Law)

        The undersigned corporation submits the following statement for the purpose of changing its address for process in the State of New York:

        FIRST: The name of the corporation is Concord Financial Services, Inc. The name under which the corporation was formed was Concord Credit Corp.

        SECOND: The certificate of incorporation was filed by the Department of State on April 16, 1964.

        THIRD: A Certificate of Amendment changing the name of the corporation to CONCORD FINANCIAL SERVICES, INC. was filed by the Department of State on December 18, 1984.

        FOURTH: The certificate of incorporation of the corporation is hereby changed, pursuant to the unanimous written consent of the Board of Directors of the corporation, so as to change the designation of agent for service of process; and, to accomplish said change, the statement in paragraph five of the certificate of incorporation relating to said agent is hereby stricken and the following statement is substituted in lieu thereof:

        "The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is 33 Irving Place, c/o Koerner Silberberg & Weiner, Att: Carl Seldin Koerner, New York,
        New York 10003."

        IN WITNESS WHEREOF, this certificate has been subscribed this 18th day of August, 1992 by the undersigned officers of the corporation who affirm that the statements made herein are true under penalties of perjury.

                                        Concord Financial Services, Inc.

August 18, 1992                         By: /s/ John B. Masciandaro
                                            ----------------------------------
                                            John B. Masciandaro, President

                                            /s/ Joseph Murphy
                                            ----------------------------------
                                            Joseph Murphy, Secretary

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                                          OF
                             CERTIFICATE OF INCORPORATION
                                          OF
                                 CONCORD CREDIT CORP.

        UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

        The undersigned, being the President and the Secretary of CONCORD CREDIT CORP. do hereby certify and set forth:

        (1) The name of the corporation is CONCORD CREDIT CORP.

        (2) The Certificate of Incorporation of CONCORD CREDIT CORP. was filed by the Department of State on April 16, 1964.

        (3) The Certificate of Incorporation of CONCORD CREDIT CORP. is hereby amended to correct a change in the corporate name pursuant to Section 401(b) (1) of the Business Corporation Law.

        (4) Paragraph (1) of the Certificate of Incorporation is hereby amended as follows:

                (1) The name of the corporation is CONCORD FINANCIAL SERVICES, INC.

        (5) The manner in which this amendment to the Certificate of Incorporation of CONCORD CREDIT CORP. was authorized by a unanimous vote of the Board of Directors followed by a unanimous vote of all outstanding shares entitled to vote thereon at a joint meeting of the Directors and Shareholders
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of said corporation duly called and held on the 12th day of December, 1984, a quorum being present.

        IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 17th day of December, 1984.

                                        /s/ GARY KALPAKJIAN
                                        --------------------------------
                                        GARY KALPAKJIAN, President


                                        /s/ JOHN MASCIANDARO
                                        --------------------------------
                                        JOHN MASCIANDARO, Sr., Secretary






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                           CERTIFICATE OF INCORPORATION OF

                                 CONCORD CREDIT CORP.

                  under Section 402 of the Business Corporation Law

IT IS HEREBY CERTIFIED THAT:

        (1) The name of the proposed corporation is CONCORD CREDIT CORP.

        (2) The purpose or purposes for which this corporation is formed, are as follows, to wit:

                To engage in the business of purchasing or otherwise acquiring investment contracts, obligations and credit agreements made by and between other parties, or any other interest therein; for hiring and discharging employees; borrowing monies; negotiating and executing all necessary bonds and promissory notes, bills of exchange and other obligations of the corporation for monies borrowed, or any payment for the property acquired or for any other objects or purposes of the corporation or its business, and to secure the payment of such obligation by mortgage, pledge, deed, or otherwise by any instrument or trust, or by lien upon assignment in regard to all or any part of the property rules or privileges of the corporation, wheresoever situated, whether now owned or hereafter acquired.



        The corporation, in furtherance of its corporate purposes above set forth, shall have all of the powers enumerated in Section 202 of the Business Corporation Law, subject to any limitations provided in the Business Corporation Law or any other statute of the State of New York.
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(3) The office of the corporation is to be located in So. Farmingdale,
    Township of Babylon, County of Suffolk State of New York.

(4) The aggregate number of shares which the corporation shall have the authority to issue is

        Two Hundred (200) shares, all of which are to be one class without par value.

A. That all of the directors shall be present at any meeting in order to constitute a quorum for the transaction of any business or of any specified item of business.

B. That a unanimous vote of the directors shall be necessary for the transaction of any business or any meeting of directors of the corporation.

C. That all of the stockholders shall be present in person or represented by proxy at any meeting in order to constitute a quorum for the transaction of any business or any specified item of business.

D. That a unanimous vote or consent of all stockholders shall be necessary for the transaction of any business or any specified item of business including amendments to the certificate of incorporation or the giving of any consent.

E. Notice of the requirements set forth in paragraph "Fourth" subdivisions A, B, C, D, shall appear plainly upon the faces or back of all stock certificates.

F. Notice of the requirements set forth in paragraph "Fourth" subdivisions A, B, C, D, and E of this certificate shall be for the duration of Ten (10) years from the date hereof.




                                       2
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(5) The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is

        Verdi Street
        South Farmingdale, New York








        The undersigned incorporator, or each of them if there are more than one, is of the age of twenty-one years or over.

IN WITNESS WHEREOF, this certificate has been executed this 8th day of April 1964.

      MICHAEL C. DUBAN                           /s/ Michael C. Duban
-------------------------------            ------------------------------
   Type name of Incorporator                          Signature

117 Wilson Street, Garden City,
New York
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           Address                                    Signature

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   Type name of Incorporator

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           Assets                                     Signature

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   Type name of Incorporator

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           Assets